EXHIBIT 23.  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Eli Lilly and Company of our report dated February 1, 1994, included in the 1993 Annual Report to Shareholders of Eli Lilly and Company.

Our audits also included the financial statement schedules of Eli Lilly and Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement Number 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-38347 on Form S-3 dated December 20, 1990, in Registration Statement Number 33-56208 on Form S-3 dated December 23, 1992, in Registration Statement Number 33-58466 on Form S-8 dated February 17,1993 and in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993 of our report dated February 1, 1994 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Eli Lilly and Company.


ERNST & YOUNG


Indianapolis, Indiana
March 18, 1994